EXHIBIT 16



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

May 15, 2002

Dear Sir:

We have read Item 4 included in the Form 8-K dated May 15, 2002 of Mirant Americas Generation, LLC to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/  Arthur Andersen LLP
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Arthur Andersen LLP


Cc: Ms. Marce Fuller, President and CEO, Mirant Corporation